Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 3 to Registration Statement on Form F-4 of our report dated October 15, 2012 relating to the consolidated financial statements of Li3 Energy, Inc. as of June 30, 2012 and 2011 and the years then ended and for the period from June 24, 2005 (inception) to June 30, 2012. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 11, 2013